Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of common stock of Genta Incorporated is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of  Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended.  The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment.  This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: September 15, 2009
Arcus Ventures Fund, L.P.

	By:	Arcus Ventures Management, LLC,
as General Partner

	By:	/s/ Steven Soignet
Steven Soignet, Member

Arcus Ventures Management, LLC

	By:	/s/ Steven Soignet
Steven Soignet, Member

*
James B. Dougherty, individually

/s/ Steven Soignet
Steven Soignet, individually

*By:	/s/ Steven Soignet
Steven Soignet, Attorney-in-Fact